EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Tektronix, Inc. on Form S-8 of our report dated June 23, 1997, incorporated by reference in the Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 31, 1997.


DELOITTE & TOUCHE LLP

Portland, Oregon
December 16, 1997